                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]   Confidential, For Use of the
[X]  Definitive Proxy Statement                    Commission Only (as permitted
[ ]  Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12

                             FRITZ COMPANIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:
                 Common Stock, $0.01 par value

        (2)      Aggregate number of securities to which transaction applies:
                 $_________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $_________________

        (4)      Proposed maximum aggregate value of transaction: $_____________

        (5)      Total fee paid:  $_________________

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)      Amount previously paid:

        (2)      Form, Schedule or Registration Statement no.:

        (3)      Filing Party:

        (4)      Date Filed:

                                   FRITZ LOGO

                             FRITZ COMPANIES, INC.
                               706 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94103

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   WEDNESDAY, SEPTEMBER 27, 2000, 10:30 A.M.
                            ------------------------

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of Fritz Companies, Inc. will be held at The Bank of America NT&SA, 555 California Street, San Francisco, California, on Wednesday, September 27, 2000, at 10:30 A.M. for the following purposes:

     1. To elect five directors.

     2. To amend the Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder by 200,000.

     3. To amend the 1992 Omnibus Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 2,000,000.

     4. To transact such other business as may properly come before the meeting.

     Only stockholders of record on the books of the Company as of 5:00 PM, July 31, 2000 are entitled to vote at the meeting and any adjournment thereof. A complete list of stockholders of record as of the close of business on July 31, 2000 will be available for inspection during normal business hours ten days before the Annual Meeting at 706 Mission Street, San Francisco, California.

                                          By Order of the Board of Directors

                                          Jan H. Raymond,
                                          Secretary

Dated: August 18, 2000

           STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN
                  THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                                   FRITZ LOGO

                             FRITZ COMPANIES, INC.
                               706 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94103
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The enclosed proxy is solicited by the Board of Directors of Fritz Companies, Inc. (the "Company") to be used at the Annual Meeting of Stockholders on September 27, 2000, for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about August 23, 2000.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the five directors proposed by the Board unless the authority to vote for the election of directors (or for any one or more nominees) is withheld and as recommended by the Board of Directors as to any other matters. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

                               VOTING SECURITIES

     Only stockholders of record on the books of the Company as of 5.00 P.M., July 31, 2000, will be entitled to vote at the Annual Meeting.

     As of the close of business on July 31, 2000, there were outstanding 36,696,432 shares of Common Stock of the Company, entitled to one vote per share. The holders of a majority of the outstanding shares of the Common Stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With regard to the election of directors, votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Item 2 (the proposal to amend the Employee Stock Purchase Plan) and Item 3 (the proposal to amend the 1992 Omnibus Equity Incentive Plan) require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote. Accordingly, abstentions on Items 2 and 3 will have the effect of a negative vote on these items. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Therefore, a broker non-vote will have no effect on the election of directors or on Items 2 and 3, which require the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon.

                             ELECTION OF DIRECTORS

     The persons named below are nominees for director to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected. The nominees constitute the present Board of Directors.

     In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will be voted for such substitute nominee as shall be designated by the persons appointed in the proxies. The management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees, which is based on data furnished by them.

                                                BUSINESS EXPERIENCE DURING PAST             SERVED AS
     NOMINEES FOR DIRECTOR       AGE           FIVE YEARS AND OTHER INFORMATION           DIRECTOR SINCE
     ---------------------       ---           --------------------------------           --------------
Lynn C. Fritz..................  58    Chairman of the Board. Mr. Fritz was the                1977
                                       Company's Chief Executive Officer from 1986 until
                                       May 31, 2000. Mr. Fritz is a director of
                                       Manugistics Corporation (developer of software
                                       for supply chain management).
James Gilleran.................  67    Chairman of the Board and Chief Executive Officer       1992
                                       of The Bank of San Francisco and its parent, The
                                       San Francisco Company since November 1994. Mr.
                                       Gilleran was Superintendent of the California
                                       State Banking Department from 1989 until November
                                       1994. Mr. Gilleran is a director of Zindart
                                       (Holdings) Ltd. (toys and collectibles).
Preston Martin.................  76    Chairman, President and Chief Executive Officer         1992
                                       of Martin Holdings, Inc. (bank asset holding
                                       company), Chairman of Earthbank (internet based
                                       bank), Martin Associates (consulting firm) and
                                       Chairman of LINC Group, Inc. (insurance agency).
                                       Mr. Martin is a director of SoCal Savings
                                       (financial institution holding company) and INCO
                                       Homes (home builder). Mr. Martin was previously
                                       Vice Chairman of the Board of Governors of the
                                       Federal Reserve Board.
Paul S. Otellini...............  49    Executive Vice President of Intel Corporation           1998
                                       (semiconductor manufacturer). Mr. Otellini is a
                                       director of Autodesk Corp. (software provider).
William J. Razzouk.............  52    From September, 1998 until August, 2000, Mr.            1998
                                       Razzouk was Chairman of the Board of PlanetRx
                                       (internet pharmacy and healthcare company). From
                                       September 1997 until May 1998, Mr. Razzouk was
                                       President and Chief Operating Officer of Storage
                                       USA (real estate investment trust). From February
                                       1996 until June 1996, Mr. Razzouk was President
                                       of America Online (internet services). Prior to
                                       February 1996, Mr. Razzouk was Executive Vice
                                       President of Federal Express Corporation
                                       (provider of global transportation logistics).
                                       Mr. Razzouk is a director of Waste Connections,
                                       Inc. (waste management).

                         FURTHER INFORMATION CONCERNING
                             THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     During the fiscal year ended May 31, 2000 ("Fiscal 2000"), the Board of Directors held six meetings and acted by unanimous written consent on a number of occasions. The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Projects Committee.

     The members of the Audit Committee are James Gilleran, Preston Martin and Paul S. Otellini. The functions performed by this committee are detailed in the Audit Committee Charter set forth in Appendix I to this proxy statement.

     The members of the Compensation Committee are Preston Martin and William Razzouk. Among the functions performed by this committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company's equity incentive plan.

     The members of the Projects Committee are Paul S. Otellini and William Razzouk. The functions performed by this committee are to review and consider discrete projects and initiatives referred to the committee by the Board of Directors.

     During Fiscal 2000, the Audit Committee held three meetings, the Compensation Committee held three meetings and the Projects Committee did not hold any meetings.

ATTENDANCE AT MEETINGS

     During Fiscal 2000, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid directors' fees consisting of $24,000 per year and $1,000 for each Board meeting attended. Directors who attend committee meetings receive an additional $1,000 for each meeting not held on the same day as a Board meeting. Of the $24,000 annual retainer paid to nonemployee directors, 60% is paid in Common Stock pursuant to the Nonemployee Director Restricted Stock Plan.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers for services in all capacities to the Company and its subsidiaries during the fiscal years indicated is set forth below.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                   LONG TERM COMPENSATION AWARDS
                               -----------------------------------------   ---------------------------------------
                                                            OTHER ANNUAL   RESTRICTED    SECURITIES    ALL OTHER
                                       SALARY     BONUS     COMPENSATION     STOCK       UNDERLYING   COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR     ($)        ($)         ($)(1)        ($)(2)      OPTIONS(#)       ($)
 ---------------------------   ----   --------   --------   ------------   ----------    ----------   ------------
Lynn C. Fritz................  2000   $500,000         --     $18,419             --      150,000          --
  Chairman of the Board(3)     1999   $500,000         --     $ 8,040             --      250,000          --
                               1998   $500,000         --     $ 8,040             --       50,000          --
Raymond Smith................  2000   $300,000         --          --       $ 73,100(7)    35,000          --
  Chief Executive Officer(4)   1999   $112,500         --          --             --       10,000          --
                               1998         --         --          --             --           --          --
Ronald Dutt..................  2000   $235,000         --          --             --           --          --
  Executive Vice President     1999   $ 19,583   $ 35,000          --             --        7,500          --
  and Chief Financial          1998         --         --          --             --           --          --
  Officer(5)
Jan H. Raymond...............  2000   $240,000         --          --       $182,100(8)        --          --
  Executive Vice President,    1999   $220,417         --          --       $211,370(8)    20,000          --
  Secretary and                1998   $200,000         --          --       $118,562(8)    15,000          --
  General Counsel
Graham R.F. Napier...........  2000   $187,500   $250,000          --       $120,000(9)    25,000          --
  Chief Operating Officer(6)   1999         --         --          --             --           --          --
                               1998         --         --          --             --           --          --

---------------
(1) While the named executive officers enjoy certain perquisites, for fiscal years 1998, 1999 and 2000 these did not exceed the lesser of $50,000 of 10% of each officer's salary and bonus.

(2) As of the end of fiscal year 2000, the aggregate restricted stock holdings for the named executives consisted of 69,340 shares worth $728,070 at the then current fair market value (as represented by the closing price of the Company's Common Stock on May 31, 2000), without giving effect to the diminution of value attributable to the restrictions on such stock. Such amount includes $147,000 for Mr. Fritz (14,000 shares), $56,133 for Mr. Smith (5,346 shares), $454,934 for Mr. Raymond (43,327 shares) and $70,004 for Mr. Napier (6,667 shares). Dividends are paid on the restricted shares to the extent payable on the Company's Common Stock generally. Except as set forth in footnotes 7, 8 and 9 below, no shares granted to the named executives vest in less than three years from the date of grant.

(3) Mr. Fritz served as Chairman of the Board and Chief Executive Officer during all of Fiscal 1998, 1999 and 2000. He resigned as Chief Executive Officer at the end of Fiscal 2000.

(4) Mr. Smith joined the Company in Fiscal 1999 as Chief Operating Officer. He was promoted to Chief Executive Officer effective the beginning of Fiscal 2001.

(5) Mr. Dutt joined the Company in Fiscal 1999.

(6) Mr. Napier joined the Company in Fiscal 2000 as Executive Vice-President, Engineering. He was promoted to Chief Operating Officer effective the beginning of Fiscal 2001.

(7) Certain restricted stock awarded during Fiscal 2000 ($14,620) to Mr. Smith vested upon grant. The remaining restricted stock awarded to Mr. Smith during Fiscal 2000 will vest one-fourth each on July 18, 2000, July 18, 2001, July 18, 2002 and July 18, 2003.

(8) Certain restricted stock awarded during Fiscal 1998 ($8,562), Fiscal 1999 ($46,370) and Fiscal 2000 ($36,420) to Mr. Raymond vested upon grant. The remaining restricted stock awarded to Mr. Raymond during Fiscal 1998, Fiscal 1999 and Fiscal 2000 will vest on January 1, 2001.

(9) Certain restricted stock awarded during Fiscal 2000 ($39,996) to Mr. Napier vested upon grant. The remaining restricted stock awarded to Mr. Napier during Fiscal 2000 will vest one-half each on August 16, 2000 and August 16, 2001.

OPTIONS GRANTED TO EXECUTIVE OFFICERS

     The following table sets forth certain information regarding stock options granted during Fiscal 2000 to the executive officers named in the foregoing Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                        -------------------------------------------------
                                        PERCENT OF                                        POTENTIAL REALIZABLE
                          NUMBER OF        TOTAL                  MARKET                 VALUE AT ASSUMED ANNUAL
                         SECURITIES       OPTIONS                  PRICE                  RATES OF STOCK PRICE
                         UNDERLYING     GRANTED TO    EXERCISE    ON DATE                APPRECIATION FOR OPTION
                           OPTIONS       EMPLOYEES     OR BASE      OF                           TERM(4)
                         GRANTED(#)      IN FISCAL      PRICE      GRANT    EXPIRATION   -----------------------
         NAME                (1)           YEAR       ($/SH)(2)     (2)      DATE(3)       5%($)        10%($)
         ----           -------------   -----------   ---------   -------   ----------   ----------   ----------
Lynn Fritz............     150,000         34.40%      $ 11.50    $ 11.50    6/1/2009    1,084,843    2,749,206
Raymond Smith.........      35,000          8.03%      $ 11.50    $ 11.50    6/1/2009      253,130      641,481
Ronald Dutt...........           0             0%
Jan Raymond...........           0             0%
Graham Napier.........      25,000          5.73%      $10.938    $10.938    7/2/2009      180,807      458,201

---------------
(1) All such options become exercisable (a) as to 1/3 (33.3%) of the shares on the day after the first anniversary of the grant, (b) as to an additional 1/3 (33.3%) of the shares on the day after the second anniversary of the grant, and (c) as to the remaining 1/3 (33.3%) of the shares on the day after the third anniversary of the grant.

(2) All options were granted at fair market value at date of grant.

(3) All options granted in fiscal 2000 were granted for a term of 10 years.

(4) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock's current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock as well as the optionholder's continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

     None of the Company's executive officers exercised any stock options during Fiscal 2000. The following table sets forth certain information with respect to stock options held by each of the Company's executive officers as of May 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                         VALUE OF UNEXERCISED
                                        NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS
                                         OPTIONS AT FY-END(#)              AT FY-END($)(1)
                                     ----------------------------    ----------------------------
               NAME                  EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
               ----                  -----------    -------------    -----------    -------------
Lynn C. Fritz......................    286,666         333,334         111,458         204,167
Raymond Smith......................      3,333          41,667           1,042           2,083
Ronald Dutt........................      2,500           5,000               0               0
Jan H. Raymond.....................     38,666          18,334          73,916          17,709
Graham R.F. Napier.................          0          25,000               0               0

---------------
(1) Based on the price per share of $10.50, which was the price of the Common Stock on the Nasdaq National Market at the close of business on May 31, 2000.

EMPLOYMENT AGREEMENTS

     In January 1999, the Company entered into an employment agreement with Raymond Smith. The Agreement provides for an initial annual base salary of $300,000, a grant of 10,000 stock options at fair market value vesting one-third per year for three years and a severance benefit of $500,000 in the event of involuntary termination without cause during the term of the contract. The agreement also provided for Mr. Smith to participate in the Company's Performance Based Retention Plan. Effective June 1, 2000, this agreement was superceded by a new employment agreement entered into in recognition of Mr. Smith's promotion to Chief Executive Officer. That Agreement provides for an initial base salary of $450,000, a grant of 200,000 stock options at fair market value vesting one-fifth per year for five years and severance benefits of one year's salary and pro-rata bonus continuation in the event of involuntary termination without cause during the term of the contract.

     In April 1999, the Company entered into an employment agreement with Ronald Dutt. The Agreement expires on May 16, 2001. It provides for an initial annual base salary of $235,000, a signing bonus of $35,000, a grant of 7,500 stock options at fair market value vesting one-third per year for three years and a severance benefit of $300,000 in the event of involuntary termination without cause during the term of the contract. The agreement also provides for Mr. Dutt to participate in the Company's Performance Based Retention Plan.

     In January 1999, the Company entered into an employment agreement with Jan Raymond. The Agreement expires on December 31, 2001. It provides for an initial annual base salary of $240,000 and a severance benefit of the amount of salary payable over the remainder of the contract term in the event of involuntary termination without cause during the term of the contract and one year's base salary in the event of termination due to a change of control of the Company within one year of such change of control. The agreement also provides for Mr. Raymond to participate in the Company's Performance Based Retention Plan.

     In July 1999, the Company entered into an employment agreement with Graham Napier. The Agreement expires on August 1, 2004. It provides for an initial annual base salary of $200,000, a grant of 25,000 stock options at fair market value vesting one-third per year for three years, a grant of 3,333 shares of stock vesting upon grant, a grant of 6,667 shares of restricted stock vesting one-half per year for the following two years and a severance benefit of between nine months and twelve months base salary in the event of involuntary termination without cause during the term of the contract. The agreement also provides for Mr. Napier to participate in the Company's Performance Based Retention Plan. Effective June 1, 2000, this agreement has been superceded by a new employment agreement entered into in recognition of Mr. Napier's promotion to Chief Operating Officer. That Agreement provides for an initial base salary of $350,000, a grant of 125,000 stock options at fair market value vesting one-fifth per year for five years and severance benefits of one year salary and pro-rata bonus continuation in the event of involuntary termination without cause during the term of the contract.

     The Company entered into change-in-control agreements in January 2000 with its executive officers other than Mr. Fritz, including Messrs. Smith, Dutt, Raymond and Napier. The agreements provide generally that, if the executive officer is terminated other than for cause (as defined in the agreements) or disability, but including a termination by the executive officer for good reason (as defined in the agreements), within thirty-six months following a change-in-control of the Company (as defined in the agreements), the executive officer will receive certain severance benefits including a lump sum equal to
2.5 times the executive officer's annual rate of base compensation plus 2.5 times the target annual bonus for the executive officer but not to exceed the IRS tax deductibility standards for such payments.

TRANSACTIONS WITH THE COMPANY

     None.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

     As members of the Compensation Committee, it is our duty to evaluate and determine the appropriate levels of compensation for officers and directors and to administer the Company's 1992 Omnibus Equity Incentive Plan. Our general policy is to discharge these responsibilities in a manner which links executive performance to long term shareholder value. Our specific objectives are to enhance the long term performance of the Company, enable the Company to attract and retain outstanding executives and employees and provide meaningful incentives, without subjecting the Company to excessive cost.

  Competitive Compensation Information

     Annually, the Compensation Committee reviews with management competitive data from recognized national surveys concerning executive compensation levels and practices as part of the process of establishing an appropriate level of overall executive compensation. These surveys include some of the companies that are included in the Peer Group used by the Company in the comparison of five-year cumulative total return set forth below, as well as many other companies not in the Peer Group. The Committee has chosen not to limit the survey information to companies in the Peer Group because the search to attract new executives is not limited to companies within the same industry, and the competition that the Company faces to recruit and retain existing executives comes from companies in many different industries.

  Base Salary

     The Compensation Committee approves all salary changes for the Company's executive officers, and bases decisions with respect to changes in individual salary on a combination of factors including the performance of the executive, changes in the responsibilities of the executive, salary level relative to the competitive market and the recommendations of the Company's Chief Executive Officer. Mr. Fritz' base salary was $500,000 and has not been increased since the Company went public in 1992. Mr. Fritz requested of the Committee that given the operating performance of the Company in Fiscal 1999, his salary not be increased during Fiscal 2000. The Committee agreed to Mr. Fritz' request and therefore determined that no adjustment to base pay was in order for Mr. Fritz.

     Effective at the beginning of Fiscal 2001, Mr. Fritz has resigned as Chief Executive Officer and Mr. Smith was promoted to that position from Chief Operating Officer. In determining the appropriate base salary for Mr. Smith as Chief Executive Officer, the Committee reviewed surveys of Chief Executive Officer compensation in the Peer Group and other relevant companies as well as considering the base salary of the former Chief Executive Officer and the performance of Mr. Smith during his tenure as Chief Operating

Officer. Taking all of those factors into consideration, it was determined that a base salary of $450,000 was appropriate for Mr. Smith for the next fiscal year.

  Bonus

     The cash bonus provides an annual reward for exceptional performance which exceeds expectation. Bonus awards are subject to significant variability depending on the annual performance of the Company, individual business units and individual performance. The bonus for the Chief Executive Officer is based solely on the performance of the Company. In recognition of the Company's Fiscal 1999 performance, no cash bonuses were paid to any executive officers during fiscal 2000 other than a cash bonus paid to Mr. Napier to assist in his relocation to San Francisco.

  Stock Based Incentives

     Stock based incentives are used as a means of rewarding executives for making decisions which lead to substantial growth in stockholder value and for the perceived long term value of the executive to the Company. No specific minimum holdings of Fritz stock have been required formally in the past. However executives are encouraged to hold significant stock in the Company and, effective with awards to be made in Fiscal 2001, executives will be required to have minimum stock holdings in order to be eligible to receive stock option awards.

     Stock options and restricted stock are the primary long term incentive awards for executives. We believe that stock options and restricted stock focus attention on managing the Company from the perspective of an owner with an equity stake in the business. In this regard, the Company has approved and implemented a Performance Based Retention Plan that utilizes restricted stock as a key element of performance recognition and retention value. Under the current terms of the Performance Based Retention Plan, awards are made in restricted stock that vests 20% at the date of grant and 20% annually on the anniversary date of the grant so long as the executive remains continuously employed by the Company until the vesting date. Mr. Fritz does not participate in the Performance Based Retention Plan but the other named executives do and Messrs. Smith and Raymond received awards under the Plan in Fiscal Year 2000.

     Effective with Fiscal Year 2001, the Committee has determined that the interests of the Company are better served by rewarding performance achievement through cash bonuses rather than restricted stock. As such, effective with payments to be made commencing in Fiscal 2001, it is the intention of the Committee to discontinue any further awards under the Performance Based Retention Plan and, in lieu thereof, grant cash bonuses for performance achievements.

     The Committee continues to support the leadership that Mr. Fritz brings to the organization and the importance of his long-term value. In that regard, in June 1999 the Committee awarded Mr. Fritz a grant of 150,000 market based nonqualified stock options. In June 1999 the Committee awarded Mr. Smith 35,000 market based nonqualified stock options in his capacity as Chief Operating Officer. The Committee has increased the level of stock option awards to Mr. Smith in the next fiscal year in recognition of his responsibilities as Chief Executive Officer.

     As a matter of policy, the Company believes it is important to retain the flexibility to maximize the Company's tax deductions. Amendments to Section 162(m) of the Internal Revenue Code have eliminated the deductibility of most compensation over $1,000,000 in any given year unless the specifications outlined in Section 162(m) are met. It will continue to be the policy of this Committee to consider the impact, if any, of Section 162(m) on the Company and to document as necessary specific performance goals in order to seek to preserve the Company's tax deduction.

     The Committee is committed to a goal oriented compensation system based on how the Company performs. In years when the Company meets its aggressive business plan, we intend to recognize this achievement with substantial bonus awards.

                                          Compensation Committee

                                          PRESTON MARTIN
                                          WILLIAM RAZZOUK
July 30, 2000

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

     The Board of Directors has established an audit committee. The audit committee consists of three members: James Gilleran, chairman, Preston Martin and Paul Otellini. The Board of Directors, in its selection of the members of the audit committee, has determined that each of the members of the audit committee is independent and able to read and understand fundamental financial statements. The Board of Directors has also determined that at least one member of the audit committee has past employment experience in finance or accounting. The Board of Directors has reviewed the adequacy of, and approved a revised audit committee charter, a copy of which is appended hereto.

     In connection with the May 31, 2000 financial statements of the Company, the audit committee:

     1. reviewed and discussed the audited financial statements with management

     2. discussed with the auditors the matters required by Statement on Auditing Standards No. 61

     3. received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1

Based upon these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on form 10-K filed with the Securities and Exchange Commission.

                                          Audit Committee

                                          JAMES GILLERAN
                                          PRESTON MARTIN
                                          PAUL OTELLINI
July 30, 2000

PERFORMANCE GRAPH

     The following graph compares the percentage change in the Company's cumulative total stockholder return on its Common Stock for the period from June 1, 1995 to May 31, 2000 with the cumulative total return of the NASDAQ Market Index and a peer group index consisting of Circle International Group, Inc. and Expeditors International of Washington, Inc.

            COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG FRITZ COMPANIES INC., THE NASDAQ MARKET INDEX AND THE PEER GROUP INDEX

                                                                             CUSTOMER SELECTED STOCK
                                                      FRITZ COS INC                   LIST                 NASDAQ MARKET INDEX
                                                      -------------          -----------------------       -------------------
1995                                                     100.00                      100.00                      100.00
1996                                                     130.81                      126.41                      141.15
1997                                                      41.23                      206.79                      158.37
1998                                                      49.29                      254.13                      201.08
1999                                                      40.76                      304.36                      277.03
2000                                                      39.81                      410.98                      395.93

     Assumes $100 Invested on June 1, 1995 with Reinvestment of Dividends.

OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table indicates, as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each named executive officer, and (iv) all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of July 15, 2000.

                                                             COMMON STOCK
                                                          BENEFICIALLY OWNED
                                                          AS OF JULY 15, 2000
                                                      ---------------------------
           EXECUTIVE OFFICER OR DIRECTOR              NUMBER OF SHARES    PERCENT
           -----------------------------              ----------------    -------
Lynn C. Fritz(1)....................................     13,400,196        36.5%
Westport Asset Management, Inc......................      2,460,724         6.7%
State of Wisconsin Investment Board.................      1,969,300         5.4%
Raymond Smith(2)....................................         52,235         0.1%
Ronald Dutt(3)......................................          5,199           *
Jan H. Raymond(4)...................................        108,209         0.4%
Graham R.F. Napier(5)...............................         23,527           *
James Gilleran......................................         11,290           *
Preston Martin......................................         14,790           *
Paul S. Otellini....................................          3,451           *
William J. Razzouk..................................          4,851           *
All directors and executive officers as a group (13
  persons)(6).......................................     13,664,633        37.2%

The address of Mr. Fritz is 706 Mission Street, San Francisco, California 94103. Mr. Fritz may be deemed to be a "control person," of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission by reason of his stock ownership and positions with the Company. The address of Westport Asset Management is 253 Riverside Avenue, Westport, Connecticut 06880; and the address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.
---------------
 *  Less than 1/10 of 1%

(1) Includes employee stock options exercisable within 60 days to purchase 436,666 shares.

(2) Includes employee stock options exercisable within 60 days to purchase 14,999 shares.

(3) Includes employee stock options exercisable within 60 days to purchase 2,500 shares.

(4) Includes employee stock options exercisable within 60 days to purchase 50,333 shares.

(5) Includes employee stock options exercisable within 60 days to purchase 8,333 shares.

(6) Includes shares which the directors and executive officers have the option to purchase within 60 days.

               PROPOSAL TO AMEND THE EMPLOYEE STOCK PURCHASE PLAN

     Effective July 1, 1996, the Company adopted the Employee Stock Purchase Plan (the "Plan"). The Plan was approved by the stockholders at the Annual Meeting in October 1996. Amendment of the Plan is subject to the approval of a majority of the shares of the Company's common stock which are present in person or by proxy and entitled to vote at the Annual Meeting. The principal features of the Plan are summarized below.

PURPOSE

     The purpose of the Plan is to promote the success, and enhance the value, of the Company, by providing eligible employees of the Company and its participating subsidiaries with the opportunity to purchase common stock of the Company through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

ELIGIBILITY TO PARTICIPATE

     Most employees of the Company and its participating subsidiaries, who have been so employed for at least three months, are eligible to elect to participate in the Plan. However, an employee is not eligible if he or she normally is scheduled to work less than or equal to twenty hours per week, or if he or she has the right to acquire 5% or more of the voting stock of the Company or of any subsidiary of the Company. Approximately 2,066 employees currently are eligible to participate in the Plan, and approximately 250 have elected to participate in the Plan.

ADMINISTRATION, AMENDMENT AND TERMINATION

     The Plan is administered by a committee (the "Committee") appointed by the Board of Directors of the Company. The members of the Committee serve at the pleasure of the Board.

     Subject to the terms of the Plan, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Plan, including the power to designate the subsidiaries of the Company which will be permitted to participate in the Plan. The Committee may make whatever rules, interpretations and computations, and take any other actions to administer the Plan that it considers appropriate to promote the Company's best interests, and to ensure that the Plan remains qualified under
Section 423 of the Internal Revenue Code. The Committee may delegate one or more of its functions to any one of its members or to any other person.

     The Company's Board of Directors, in its discretion, may amend or terminate the Plan at any time and for any reason.

NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN

     200,000 shares of common stock have been registered for issuance pursuant to the Plan. As of May 31, 2000, 162,981 shares had been issued under the Plan leaving 37,019 shares available for issuance under the Plan. Upon approval of the proposal to increase by 200,000 the number of shares of common stock to be made available for issuance under the Plan, 237,019 will be available for issuance under the Plan. Shares purchased under the Plan will be purchased on the open market. In the event of any stock split or other change in the capital structure of the Company, the Company's Board of Directors may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan.

ENROLLMENT AND CONTRIBUTIONS

     Eligible employees elect whether or not to enroll in the Plan as of the first business day of February, May, August or November of any year. The enrollment period is three months and eligible employees automatically are re-enrolled every three months; provided, however, that employees may cancel their enrollment at any time (subject to Plan rules).

     Employee contributions to the Plan are made through payroll deductions. Participating employees generally may contribute up to 10% of their compensation through after-tax payroll deductions. An employee later may increase or decrease his or her contribution percentage, in accordance with Plan rules.

PURCHASE OF SHARES

     Each quarter, each participating employee's payroll deductions are used to purchase shares of Company stock for the employee. The price of the shares purchased will be the lower of (1) 100% of the stock market's value on the business day immediately preceding the first day of the quarter, or (2) 90% of the "average closing price per share." The "average closing price per share" is the simple average of the stock's market value on the purchase date and on the two business days immediately before the purchase date. Market value under the Plan means the closing price of Company common stock on the NASDAQ/National Market for the day in question. The purchase price for shares under the Plan is subject to increase if necessary to ensure that the Plan continues to qualify under Section 423 of the Internal Revenue Code. Shares purchased for the employees will be deposited into individual brokerage accounts established for each employee.

TERMINATION OF PARTICIPATION

     Participation in the Plan terminates when a participating employee's employment with the Company ceases for any reason, the employee withdraws from the Plan, or the Plan is terminated or amended such that the employee is no longer eligible to participate.

TAX ASPECTS

     Based on management's understanding of current federal income tax laws, the tax consequences of the purchase of shares of common stock under the Plan are as follows.

     An employee will not have taxable income when the shares of common stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the Plan.

     For shares which are not disposed of until more than 12 months after the enrollment date under which the shares were purchased (the "12-month holding period"), gain up to the amount of the discount (if any) from the market price of the stock on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the 12-month holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the 12-month holding period are taxed at ordinary income rates on the amount of discount received from the stock's market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date begins the holding period for determining whether the gain (or loss) is short-term or long-term.

     The Company will receive a deduction for federal income tax purposes for the ordinary income an employee must recognize when he or she disposes of stock purchased under the Plan within the 12-month holding period. The Company will not receive such a deduction for shares disposed of after the 12-month holding period.

REQUIRED VOTE

     The affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the proposed amendment to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

            PROPOSAL TO AMEND THE 1992 OMNIBUS EQUITY INCENTIVE PLAN

     In October 1992, the Company adopted the 1992 Omnibus Equity Incentive Plan (the "Plan") pursuant to which an aggregate of 1,520,000 shares of Common Stock were originally reserved for issuance to key employees of the Company and its subsidiaries. The principal features of the Plan are summarized below.

GENERAL

     The Plan provides for awards of both nonqualified stock options and incentive stock options within the meaning of Section 422 of the Internal Revenue Code, stock appreciation rights, restricted stock and performance awards entitling the recipient to receive cash or Common Stock in the future following the attainment of performance goals determined by the committee administering the Plan.

     At the Annual Meeting held in May 1994, the stockholders of the Company approved an amendment to the Plan to increase the number of shares authorized for issuance under the Plan to 3,040,000 shares. At the Annual Meeting held in October 1996, the stockholders approved an amendment to the Plan to increase the number of shares authorized for issuance to 4,540,000 shares. At the Annual Meeting held in September 1998, the stockholders approved an amendment to the Plan to increase the number of shares authorized for issuance to 6,040,000 shares. In July 2000, the Board of Directors of the Company conditionally amended the Plan, subject to stockholder approval at the 2000 Annual Meeting, to increase the number of shares authorized for issuance under the Plan by an additional 2,000,000 shares.

     The reason for this increase is to ensure that a sufficient number of shares of the Company's common stock is available under the Plan for awards to attract, retain and motivate selected employees with outstanding experience and ability. As of June 30, 2000, the number of shares remaining available for future awards was 459,356, which would increase to 2,459,356 if the proposal is approved. Set forth below is a summary of the principal features of the Plan.

PURPOSE

     The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of participating employees and consultants to those of the Company's stockholders and by providing such employees and consultants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participating employees and consultants upon whose judgment, interest and special efforts the Company is largely dependent for the successful conduct of its operations.

ELIGIBILITY TO RECEIVE AWARDS

     Key employees of the Company and its subsidiaries, and persons who provide significant services to the Company or its subsidiaries, but who are neither employees of the Company or its subsidiaries nor directors of the Company ("consultants") are eligible to be granted awards under the Plan. However, incentive stock options (see below) may be granted only to employees. In 1994, the Plan was amended to restrict eligibility for awards under the Plan to a maximum of 400,000 shares per recipient in any twelve month period.

ADMINISTRATION

     The plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee").

OPTIONS

     The price of shares of the Company's Common Stock subject to each option (the "option price") is set by the Committee but may not be less than 50% of the fair market value on the date of grant in the case of an option that is not an incentive stock option (a nonqualified stock option"), and not less than 100% of the fair market value in the case of an incentive stock option.

     Options granted under the Plan are exercisable at the times and on the terms established by the Committee, provided that options granted to officers who are subject to section 16(b) of the Securities and Exchange Act of 1934 ("Section 16(b)") may not be exercised until six months following the date of grant. Subject to the foregoing limitations, the Committee may accelerate the exercisability of any option.

     The option price must be paid in full in cash or its equivalent at the time of exercise. The Committee also may permit payment of the option price by the tender of previously acquired shares of the Company's stock or such other legal consideration which the Committee determines to be consistent with the Plan's purpose and applicable law.

STOCK APPRECIATION RIGHTS

     The Plan permits the grant of three types of SARs: Affiliated SARs, Freestanding SARs and Tandem SARs, or any combination thereof. An Affiliated SAR is an SAR that is granted in connection with a related option and which will be deemed to automatically be exercised simultaneously with the exercise of the related option. A freestanding SAR is an SAR that is granted independently of any option. A Tandem SAR is an SAR that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly cancelled).

     The Committee has complete discretion to determine the number of SARs granted to any optionee or recipient and the terms and conditions pertaining to such SARs. However, the grant price must be at least equal to the fair market value of a share of the Company's Common Stock on the date of grant in the case of a Freestanding SAR and equal to the option price of the related option in the case of an Affiliated SAR or Tandem SAR. An SAR that is granted to an officer who is subject to Section 16(b) may not be exercised until at least six months following the date of grant.

RESTRICTED STOCK AWARDS

     The Plan permits the grant of restricted stock awards which are restricted Common Stock bonuses that vest in accordance with terms established by the Committee. The Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide division and/or individual), and/or restrictions under applicable federal or state securities law. The Committee may accelerate the time at which any restriction lapses, and/or remove any restrictions. During the lifetime of the recipient, all rights with respect to the restricted stock granted to the recipient under the Plan will be available only to such recipient.

PERFORMANCE UNIT/SHARE AWARDS

     The Plan permits the grant of performance unit and performance share awards which are bonuses credited to an account established for the recipient and payable in cash, Common Stock or a combination thereof. Each performance unit has an initial value that is established by the Committee at the time of its grant. Each performance share has an initial value equal to the fair market value of a share of the Company's Common Stock on the date of its grant. The number and/or value of performance units/shares that will be paid out to recipients will depend upon the extent to which performance goals established by the Committee are satisfied. The payment date for performance unit/share awards granted to officers and directors subject to Section 16(b) may not be less than six months from the date of grant.

     After a performance unit/share award has vested, the recipient will be entitled to receive a payout of the number of performance units/shares earned by the recipient, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee also may waive the achievement of any performance goals for such performance unit/share.

     Subject to the applicable award agreement, performance units/shares awarded to recipients will be forfeited to the Company upon the earlier of the recipient's termination of employment or the date set forth in the award agreement.

NONTRANSFERABILITY OF AWARDS

     Awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, an optionee or recipient may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

STOCK OPTIONS AND RESTRICTED STOCK

     As of June 30, 2000, no Awards had been made under the Plan in the form of stock appreciation rights or performance units; restricted stock grants of 481,080 shares of Common Stock were outstanding under the Plan, options to purchase 3,509,500 shares of Common Stock were outstanding under the Plan, and 459,356 shares remained available for future awards under the Plan.

NEW PLAN BENEFITS

     Regulations adopted by the Securities and Exchange Commission require disclosure of benefits to the executive officers of the Company named in the summary compensation table and to certain other categories of award recipient, if such benefits are determinable. In addition to the grants of stock options and restricted stock set forth below, it is likely that substantial additional grants will be made to all of such persons and others during the life of the plan, and it is impossible to determine the amount of terms of such future grants.

     The following table sets forth as of May 31, 2000 (a) the aggregate number of shares of the Company's Common Stock subject to awards granted under the Plan since June 1, 1999 (all of which were in the form of stock options or restricted stock), and (b) the fair market value of options based on the difference between the exercise price and $10.50 per share, the closing price of the shares of Common Stock on May 31, 2000 and the fair market value of restricted stock based on $10.50 per share.

                                                                            DOLLAR VALUE OF
                                                     NUMBER OF OPTIONS     OPTIONS AND SHARES
             NAME OF INDIVIDUAL GROUP                AND SHARES GRANTED         GRANTED
             ------------------------                ------------------    ------------------
Lynn C. Fritz......................................       150,000              $        0
Raymond Smith......................................        41,682              $   70,161
Ronald Dutt........................................             0              $        0
Jan H. Raymond.....................................        16,648              $  174,804
Graham R.F. Napier.................................        35,000              $  105,000
All executive officers as a group..................       281,012              $  483,127
All employees who are not executive officers as a
  group............................................       472,938              $2,438,087
All directors who are not executive officers as a
  group............................................         5,384              $   56,532

REQUIRED VOTE

     The affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the proposed amendment to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1992 OMNIBUS EQUITY INCENTIVE PLAN.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from June 1, 1999 to May 31, 2000 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with the exception that one Form 4 was filed one day late.

                                    AUDITORS

     KPMG LLP serves as the Company's principal independent accountants. Representatives of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present to the meeting. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

     If any stockholder intends to present a proposal for action at the Company's 2001 Annual Meeting and wishes to have such proposal set forth in management's proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before April 20, 2001. Proposals should be addressed to the Company at 706 Mission Street, San Francisco, California 94103,
Attention: Corporate Secretary.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2001 Annual Meeting of Stockholders of the Company, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to such meeting, the stockholder should give appropriate notice no later than July 8, 2001. If a stockholder fails to submit the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at the 2001 Annual Meeting of Stockholders of the Company.

                              COST OF SOLICITATION

     All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

                                          By Order of the Board of Directors

                                          Jan H. Raymond
                                          Secretary
Dated: August 18, 2000

                                   APPENDIX I

AUDIT COMMITTEE CHARTER

     The Company has adopted a charter for its audit committee and has filed this charter with NASDAQ. The charter is as follows:

I. Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the NASDAQ National Market or such other stock exchange on which the Company's stock shall be listed. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

     Review Procedures

      1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

      2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

      3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

      4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review and will include the other members in the review if he determines there are significant items to be considered.

     Independent Auditors

      5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

      6. Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

      7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

      8. Review the independent auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

      9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Internal Audit Department and Legal Compliance

     11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     12. Review the appointment, performance, and replacement of the senior internal auditor.

     13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities

     15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

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     16. Perform any other activities consistent with this Charter, the
         Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     Other Optional Charter Disclosures

     18. Ensure that management has established a system to enforce the Company's Statement of Core Values.

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